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                                                                    Exhibit 10.2

                            FIRST SAVINGS BANK, SLA
                 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


I.   PURPOSE

     The purpose of the First Savings Bank, SLA (the "Bank") 1992 Stock Option Plan for Outside Directors of the Bank and its affiliates, including its parent holding company First Savings Bancshares, MHC ("Holding Company"), (the "Directors' Option Plan") is to promote the growth and profitability of the Bank and the Holding Company by providing outside directors of the Bank and its affiliates with an incentive to achieve long-term objectives of the Bank and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Bank.

II.  GRANT OF OPTIONS

     (a) Initial Grant. Each outside director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Bank or any of its affiliates not also serving as an employee of the Bank or any of its affiliates), who is serving in such capacity on the date of the Bank's reorganization into a federal mutual holding company and at the effective date of this Directors' Option Plan, shall be granted non-statutory stock options to purchase 5,715 shares of the common stock of the Bank ("Common Stock") subject to adjustment as provided in Section IV hereof. The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the initial offering price of the Common Stock sold in connection with the reorganization of the Bank into a federal mutual holding company. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in Section VI hereof ("Effective Date").

     (b) Grants to Subsequent Outside Directors. To the extent options are available for grant under the Directors' Option Plan, each Outside Director who is first elected as a director subsequent to the Effective Date ("Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, non-statutory stock options to purchase 5,715 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan. The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market Value of the Common Stock on the date the grant of this option is effective as determined under paragraph (d) of this Section II.

     If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant of options under Section II(b) hereof to any Subsequent Outside Director first elected
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subsequent to the Effective Date, and thereafter options become available, such
Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each Subsequent Outside Director, options for the number of shares then available under the Outside Directors' Plan, not to exceed 5,715 shares, subject to adjustment as to any one Subsequent Outside Director. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under paragraph (d) of this Section II.

     If, pursuant to this paragraph (b), a Subsequent Outside Director receives options to purchase fewer than 5,715 shares of Common Stock, subject to adjustment pursuant to Section IV hereof, and options for additional shares subsequently become available under the Directors' Option Plan, options to purchase such shares of Common Stock shall first be allocated as of the date of availability, to any Subsequent Outside Director who has not previously been granted an option. Such options shall be granted to purchase a number of shares of Common Stock no greater than the number of shares covered by options granted to other Subsequent Outside Directors first elected subsequent to the Effective Date, but who have received options to purchase fewer than 5,715 shares of Common Stock (subject to adjustment pursuant to Section IV). Thereafter, options for any remaining shares shall then be granted pro rata among all Subsequent Outside Directors granted options to purchase fewer than 5,715 shares of Common Stock. No Outside Director first elected subsequent to the Effective Date shall receive an option to purchase more than 5,715 shares (subject to adjustment) of Common Stock.

     (c) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Bank or the Holding Company and in such capacity was eligible to receive any options to purchase Common Stock.

     (d) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published), or such other quotation system, on the effective date of the grant, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. For purposes of the grant of options in connection with the reorganization and stock issuance, as defined in Section VI hereof, of the Bank, Fair Market Value shall mean the initial offering price of the Common Stock or $10.00 per share.

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III. TERMS AND CONDITIONS

     (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Bank and the outside director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

     (b)  Termination of Option.  Each option shall expire upon the earlier of
(i) one hundred and twenty (120) months following the date of grant, or (ii) one
(1) year following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is removed for cause all options awarded to him shall expire upon such termination.

     An outside Director may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option to which the Outside Director would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If an Outside Director fails effectively to designate a beneficiary, then the Outside Director's estate will be deemed to be the beneficiary.

     (c) Manner of Exercise. The options may be exercised from time to time by delivering a written notice of exercise to the Chief Executive Officer of the Bank. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section II(d) hereof) in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date by the manner described in Paragraph II(b) above or by such other means as determined by the Board of Directors. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (d) Transferability. Each option granted hereby may be exercised only by the Outside Director to whom it is issued or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s) pursuant to the terms of Section III(b) hereof.

     (e) Limitations Upon Exercise of Options. Notwithstanding any other provision of this Directors' Option Plan, so long as the Holding Company remains in the mutual form of organization an option granted under this Plan may not be exercised if the exercise of such an option would result in the Holding Company owning less than 50.1 percent of the Common Stock of the Bank.

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IV.  COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN

     The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Bank as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 40,000 shares of the Common Stock of the Bank, par value $.01 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.

     In the event of any change or changes in the outstanding Common Stock of the Bank by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Bank, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.

V.   TREATMENT OF OPTIONS IN THE EVENT OF A CONVERSION TRANSACTION

     In the event that the Holding Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any options outstanding shall, at the option of the holder, (i) be convertible into options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the Effective Date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company. Provided, however, that if for any reason such options are not to be converted or such shares are not exchanged, the holders of options under this plan shall receive cash payment for the shares of stock represented by the options in an amount equal to the initial offering price of the Common Stock of the Stock Holding Company at the closing of the Conversion Transaction tion, less the original exercise price of such options and, with respect to options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory Authorities.

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VI.   EFFECTIVE DATE OF THE PLAN; SHAREHOLDER RATIFICATION

      The Directors' Option Plan after adoption by the Board of Directors shall become effective upon the reorganization of the Bank into a federal mutual holding company ("Reorganization"). Following Reorganization, the Directors' Option Plan shall be presented to shareholders of the Bank for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) if applicable, maintaining listing on the Nasdaq National Market; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan and the options granted hereunder.

VII.  TERMINATION OF THE PLAN

      The right to grant options under the Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan or the issuance of 40,000 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan). A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VIII. AMENDMENT OF THE PLAN

      The Directors' Option Plan may be amended from time to time by the Board of Directors of the Bank provided that Section II hereof, "Grant of Options" shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in
Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors' Option Plan becomes qualified under 17 C.F.R. (S)16(b)-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval under such rule 16(b)-3 to retain the Plan's qualification, then such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

IX.   APPLICABLE LAW

      The Plan will be administered in accordance with the laws of the State of New Jersey to the extent not preempted by the laws of the United States as now or hereinafter in effect.

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X.   COMPLIANCE WITH SECTION 16

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Directors' Option Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan fails to so comply, it shall be deemed null and void, to the extent permitted by law.

                                           FIRST SAVINGS BANK, SLA

________________________________           _____________________________________
Date Adopted by Board                      President and Chief Executive Officer


________________________________           _____________________________________
Date Ratified by Stockholders              Secretary

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